UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of report (Date of earliest event reported): February 25, 2006
DIRT MOTOR SPORTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18045	84-0953839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2500 McGee Drive, Suite 147
Norman, Oklahoma 73072
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (405) 360-5047
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Employment Agreement - Robert Butcher
Employment Agreement - Ben Geisler
Consulting Agreement - Tom Deery
Press Release

Item 1.01.	Entry into a Material Definitive Agreement.
     The Company has entered into Employment Agreements with each of Robert Butcher and Ben Geisler. Mr. Butcher joins the Company as Executive Vice President and Chief Marketing Officer; and Mr. Geisler joins the Company as Executive Vice President of Operations. The Company has also entered into a Consulting Agreement with Tom Deery pursuant to which Mr. Deery will act as the Company’s interim President. Paul A. Kruger will remain the Company’s Chairman and Chief Executive Officer. Copies of Messrs. Butcher and Geisler Employment Agreements are attached to this Current Report as Exhibits 10.1 and 10.2, respectively, and a copy of Mr. Deery’s Consulting Agreement is attached to this Current Report as Exhibit 10.3.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Please see the Company’s response to Item 1.01..
     Tom Deery — From November 2002 until joining the Company, Mr. Deery was the Senior Vice President, Motorsports for Rand Sports and Entertainment Insurance. From March 2001 to November 2002, Mr. Deery was founder and President of Deery Sports Management, a national motorsports consulting and management firm. From 1996 until forming Deery Sports Management, Mr. Deery served as Vice President of NASCAR weekly series and regional touring. Mr. Deery has a deep background in facility management and ownership. Mr Deery holds a Bachelors of Science degree in Business and Economics from the University of Wisconsin — Platteville.
     Robert Butcher — From January 2001 until joining the Company, Mr. Butcher was employed in various capacities by International Speedway Corporation (ISC) where he most recently served as Senior Director Marketing Partnership and Integrated Media. ISC, a publicly traded company majority owned by the France Family, which solely owns NASCAR, owns and/or operates 12-motorsports stadiums across the country including Daytona International Speedway. ISC sanctions more than 100-major motorsports events each year including the majority of all NASCAR and Indy Racing League events. Mr. Butcher holds a Bachelor of Business Administration degree and a Masters of Science degree, each from Georgia Southern University.
     Ben Geisler — From June 1997 until joining the Company, Mr. Geisler was employed in various capacities with Next Marketing, Inc. (Next), where he most recently served as Senior Vice President for Next Marketing Inc. (Next), a privately held sports and event marketing firm heavily focused on motorsports. Mr. Geisler joined Next with the sole purpose of extending the firm’s motorsports reach beyond its open-wheel background into the NASCAR arena. During his tenure at Next, Mr. Geisler was responsible for managing or placing over $100 million in sponsorship and activation spending, while establishing Next as a leader in both the NASCAR and event marketing arenas. Mr. Geisler holds a Bachelor of Arts degree in Communications & Commerce though a joint program among the College of Arts and Sciences of the University of Pennsylvania, Philadelphia, the Annenberg School of Communications and the Wharton School of Business.

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     There are no family relationships among our new executive officers or among our new executive officers and our current officers or directors. Other than the employment agreements described in Item 1.01 above, none the new executives have had a direct or indirect material interest in any transaction with the Company occurring during the last two years.

Item 9.01.	Financial Statements and Exhibits.
     (c) Exhibits.
     The following is a list of exhibits filed as part of this Current Report on Form 8-K:
10.1	Employment Agreement, dated as of February 20, 2006, by and between Dirt Motor Sports, Inc., and Rob Butcher.

10.2	Employment Agreement, dated as of February 20, 2006, by and between Dirt Motor Sports, Inc., and Ben Geisler.

10.3	Consulting Agreement, dated as of February 20, 2006, by and between Dirt Motor Sports, Inc., and Tom Deery

99.1	Press Release dated February 27, 2006

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SIGNATURES
     Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATE: March 1, 2006	DIRT MOTOR SPORTS, INC.
	By:	/s/ Brian Carter
	Name:	Brian Carter
	Title:	Chief Financial Officer

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